Plexus Announces Fiscal Second Quarter Financial Results
NEENAH, WI – April 26, 2023 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal second quarter ended April 1, 2023, and guidance for our fiscal third quarter ending July 1, 2023.
•Reports fiscal second quarter 2023 revenue of $1.07 billion, GAAP operating margin of 5.3% and GAAP diluted EPS of $1.45, including $0.21 of stock-based compensation expense
•Initiates fiscal third quarter 2023 revenue guidance of $1.00 billion to $1.05 billion with GAAP diluted EPS of $0.76 to $0.94, including $0.19 of stock-based compensation expense and approximately $0.29 of restructuring and other charges

	Three Months Ended
	Apr 1, 2023	Apr 1, 2023	Jul 1, 2023
	Q2F23 Results	Q2F23 Guidance	Q3F23 Guidance
Summary GAAP Items
Revenue (in billions)	$1.071	$1.020 to $1.070	$1.000 to $1.050
Operating margin (1)	5.3%	4.5% to 5.0%	3.6% to 4.1%
Diluted EPS (2)	$1.45	$1.06 to $1.24	$0.76 to $0.94

Summary Non-GAAP Items (3)
Adjusted operating margin (4)			4.5% to 5.0%
Adjusted diluted EPS (5)			$1.05 to $1.23
Return on invested capital (ROIC)	13.8%
Economic return	4.8%

(1)	Includes restructuring and other charges of approximately 90 bps in operating margin for Q3F23 guidance.
(2)
Includes stock-based compensation expense of $0.21 for Q2F23 results, $0.21 for Q2F23 guidance and $0.19 for Q3F23 guidance.
Includes restructuring and other charges of approximately $0.29 for Q3F23 guidance.

(3)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for additional information regarding non-GAAP financial measures.
(4)	Excludes restructuring and other charges of approximately 90 bps.
(5)	Excludes restructuring and other charges of approximately $0.29, but includes stock-based compensation expense of $0.19.
Fiscal Second Quarter 2023 Information
•Won 31 manufacturing programs during the quarter representing $275 million in annualized revenue when fully ramped into production
•Trailing four-quarter manufacturing wins of $847 million in annualized revenue when fully ramped into production
•Purchased $12.4 million of our shares at an average price of $98.75 per share under our share repurchase program, leaving $22.6 million available under our current $50.0 million authorization

Todd Kelsey, Chief Executive Officer, commented, "Our team continues to execute well amidst ongoing market volatility and supply chain challenges. Plexus delivered fiscal second quarter revenue of $1.07 billion, representing 21% year over year growth, GAAP operating margin of 5.3% and GAAP EPS of $1.45. Second quarter results exceeded our guidance reflecting increased end of quarter shipments as a result of mitigating supply constraints, better than anticipated performance by our engineering and sustaining services teams and our ongoing focus on improving manufacturing efficiency.”

Mr. Kelsey continued, "I’m extremely pleased with the strong performance of our go-to-market organization. Our team won 31 new manufacturing programs worth $275 million in the fiscal second quarter, capitalizing on robust demand for our solutions across all of our market sectors. Concurrently, the team expanded an already record funnel of qualified manufacturing opportunities to $4.2 billion, an increase of nearly $600 million from our fiscal first quarter. The funnel includes several large opportunities across all of our market sectors, which we believe positions us to sustain strong win performance and industry-leading revenue growth.”

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, “We generated $80 million in free cash flow during the fiscal second quarter, a result that was close to double our net income and exceeded our projections. Through the first six months of fiscal 2023, we generated positive free cash flow, and we anticipate delivering additional positive free cash flow for the second half of fiscal 2023. The fiscal second quarter cash cycle of 104 days was favorable to our expectations and sequentially lower by two days as we benefited from increased end of quarter revenue and continued progress on our working capital initiatives. Improvements in our cash cycle, coupled with strong operating performance, led to return on invested capital for the fiscal second quarter of 13.8% or 480 basis points above our weighted average cost of capital.”

Mr. Kelsey further commented, "We are guiding fiscal third quarter revenue of $1.00 billion to $1.05 billion, non-GAAP operating margin of 4.5% to 5.0% and non-GAAP EPS of $1.05 to $1.23. Our guidance is impacted by our strong late second quarter shipments, supply chain challenges and further semiconductor capital equipment market weakness. The non-GAAP guidance excludes $9 million, or $0.29 per share, of estimated restructuring and other charges associated with planned actions to realign our spending to create a more efficient and scalable platform to capitalize on our robust pipeline of future growth opportunities.”

Mr. Kelsey concluded, “As we near completion of our annual strategic planning process, I remain convinced in our ability to drive robust revenue growth and strong profitability, including achieving our target of $5 billion in revenue with 5.5% GAAP operating margin by our fiscal 2025. As we look beyond this goal, I have continued confidence in sustaining our industry-leading revenue growth and profitability as our team leverages our best-in-class capabilities and solutions to help our customers create the products that build a better world.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Apr 1, 2023	Dec 31, 2022	Apr 2, 2022
Revenue	$1,070,823	$1,093,925	$888,723
Gross profit	102,993	101,199	76,510
Operating income	56,942	57,341	35,837
Net income	40,844	42,190	26,869
Diluted EPS	$1.45	$1.49	$0.95

Gross margin	9.6%	9.3%	8.6%
Operating margin	5.3%	5.2%	4.0%

ROIC (1)	13.8%	13.8%	10.2%
Economic return (1)	4.8%	4.8%	0.9%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 51% of revenue during both the first and second quarters of fiscal 2023, down three percentage points from the second quarter of fiscal 2022, where top 10 customers comprised 54% of revenue.

Business Segments ($ in millions)	Three Months Ended
	Apr 1, 2023	Dec 31, 2022	Apr 2, 2022
Americas	$408	$390	$311
Asia-Pacific	587	642	534
Europe, Middle East and Africa	102	89	74
Elimination of inter-segment sales	(26)	(27)	(30)
Total Revenue	$1,071	$1,094	$889

Market Sectors ($ in millions)	Three Months Ended
	Apr 1, 2023		Dec 31, 2022		Apr 2, 2022
Industrial	$439	41%	$472	43%	$415	47%
Healthcare/Life Sciences	488	46%	488	45%	353	40%
Aerospace/Defense	144	13%	134	12%	121	13%
Total Revenue	$1,071		$1,094		$889

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the second quarter of fiscal 2023 was 13.8%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a three-quarter period for the second fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2023 is 9.0%. ROIC for the second quarter of fiscal 2023 less Plexus’ weighted average cost of capital resulted in an economic return of 4.8%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended April 1, 2023, cash flows provided by operations of $106.0 million, less capital expenditures of $26.4 million, resulted in free cash flow of $79.6 million.

Cash Cycle Days	Three Months Ended
	Apr 1, 2023	Dec 31, 2022	Apr 2, 2022
Days in Accounts Receivable	56	61	59
Days in Contract Assets	11	10	12
Days in Inventory	156	151	154
Days in Accounts Payable	(69)	(69)	(86)
Days in Cash Deposits	(50)	(47)	(41)
Annualized Cash Cycle *	104	106	98
* We calculate cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal 2023 Q2 Earnings Conference Call and Webcast
When:	Thursday, April 27, 2023 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Audio conferencing link:
https://register.vevent.com/register/BIcf715026af574a01b337bf55806f00a6
Webcast link:
https://edge.media-server.com/mmc/p/ug4v23ev

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of nearly 25,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Sustaining Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2022 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Apr 1,	Apr 2,	Apr 1,	Apr 2,
	2023	2022	2023	2022
Net sales	$1,070,823	$888,723	$2,164,748	$1,706,179
Cost of sales	967,830	812,213	1,960,556	1,559,673
Gross profit	102,993	76,510	204,192	146,506
Operating expenses:
Selling and administrative expenses	46,051	40,673	89,909	78,175
Restructuring and impairment charges	—	—	—	2,021
Operating income	56,942	35,837	114,283	66,310
Other income (expense):
Interest expense	(8,287)	(3,345)	(15,181)	(6,391)
Interest income	759	262	1,693	533
Miscellaneous, net	(1,612)	(1,446)	(3,556)	(2,369)
Income before income taxes	47,802	31,308	97,239	58,083
Income tax expense	6,958	4,439	14,205	7,791
Net income	$40,844	$26,869	$83,034	$50,292
Earnings per share:
Basic	$1.48	$0.96	$3.00	$1.80
Diluted	$1.45	$0.95	$2.94	$1.76
Weighted average shares outstanding:
Basic	27,661	27,987	27,650	28,002
Diluted	28,184	28,427	28,273	28,566

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Apr 1,	Oct 1,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$269,664	$274,805
Restricted cash	700	665
Accounts receivable	661,445	737,696
Contract assets	133,029	138,540
Inventories	1,649,719	1,602,783
Prepaid expenses and other	65,717	61,633
Total current assets	2,780,274	2,816,122
Property, plant and equipment, net	469,387	444,705
Operating lease right-of-use assets	62,795	65,134
Deferred income taxes	39,405	39,075
Other assets	30,159	28,189
Total non-current assets	601,746	577,103
Total assets	$3,382,020	$3,393,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$294,011	$273,971
Accounts payable	729,225	805,583
Customer deposits	531,683	480,486
Accrued salaries and wages	76,702	88,876
Other accrued liabilities	286,241	357,273
Total current liabilities	1,917,862	2,006,189
Long-term debt and finance lease obligations, net of current portion	188,730	187,776
Accrued income taxes payable	31,382	42,019
Long-term operating lease liabilities	31,257	33,628
Deferred income taxes	4,901	6,327
Other liabilities	25,506	21,555
Total non-current liabilities	281,776	291,305
Total liabilities	2,199,638	2,297,494
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
54,293 and 54,084 shares issued, respectively,
and 27,647 and 27,679 shares outstanding, respectively	543	541
Additional paid-in-capital	651,667	652,467
Common stock held in treasury, at cost, 26,646 and 26,405, respectively	(1,117,360)	(1,093,483)
Retained earnings	1,655,268	1,572,234
Accumulated other comprehensive loss	(7,736)	(36,028)
Total shareholders’ equity	1,182,382	1,095,731
Total liabilities and shareholders’ equity	$3,382,020	$3,393,225

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Apr 1,	Dec 31,	Apr 2,	Apr 1,	Apr 2,
	2023	2022	2022	2023	2022
Operating income, as reported	$56,942	$57,341	$35,837	$114,283	$66,310
Operating margin, as reported	5.3%	5.2%	4.0%	5.3%	3.9%

Non-GAAP adjustments:
Restructuring and impairment charges (1)	—	—	—	—	2,021
Adjusted operating income	$56,942	$57,341	$35,837	$114,283	$68,331
Adjusted operating margin	5.3%	5.2%	4.0%	5.3%	4.0%

Net income, as reported	$40,844	$42,190	$26,869	$83,034	$50,292

Non-GAAP adjustments:
Restructuring and impairment charges, net of tax (1)	—	—	—	—	1,809
Adjusted net income	$40,844	$42,190	$26,869	$83,034	$52,101

Diluted earnings per share, as reported	$1.45	$1.49	$0.95	$2.94	$1.76

Non-GAAP per share adjustments:
Restructuring and impairment charges, net of tax (1)	—	—	—	—	0.06
Adjusted diluted earnings per share	$1.45	$1.49	$0.95	$2.94	$1.82

(1)	During the six months ended April 2, 2022, restructuring and impairment charges of $2.0 million, or $1.8 million net of taxes, were incurred for employee severance costs associated with a facility transition in the Company's APAC region.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Apr 1,		Dec 31,		Apr 2,
	2023		2022		2022
Operating income, as reported		$114,283		$57,341		$66,310
Restructuring and impairment charges	+	—	+	—	+	2,021
Adjusted operating income		$114,283		$57,341		$68,331
	x	2	x	4	x	2

Adjusted annualized operating income		$228,566		$229,364		$136,662
Adjusted effective tax rate	x	15%	x	16%	x	14%
Tax impact		34,285		36,698		19,133
Adjusted operating income (tax-effected)		$194,281		$192,666		$117,529

Average invested capital	÷	$1,406,359	÷	$1,392,002	÷	$1,151,775
ROIC		13.8%		13.8%		10.2%
Weighted average cost of capital	-	9.0%	-	9.0%	-	9.3%
Economic return		4.8%		4.8%		0.9%

Average Invested Capital Calculations	Apr 1,	Dec 31,	Oct 1,	Jul 2,	Apr 2,	Jan 1,	Oct 2,
	2023	2022	2022	2022	2022	2022	2021
Equity	$1,182,382	$1,150,259	$1,095,731	$1,058,190	$1,040,591	$1,044,095	$1,028,232
Plus:
Debt and finance lease obligations - current	294,011	329,076	273,971	250,012	222,393	151,417	66,313
Operating lease obligations - current (1)	8,358	8,878	7,948	8,640	9,266	9,507	9,877
Debt and finance lease obligations - long-term	188,730	187,272	187,776	184,707	186,069	187,075	187,033
Operating lease obligations - long-term	31,257	32,149	33,628	32,270	34,347	36,343	37,970
Less:
Cash and cash equivalents	(269,664)	(247,880)	(274,805)	(276,608)	(307,964)	(217,067)	(270,172)
	$1,435,074	$1,459,754	$1,324,249	$1,257,211	$1,184,702	$1,211,370	$1,059,253

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.